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                                                                    EXHIBIT 21.1



                      SUBSIDIARIES OF VERIDIEN CORPORATION

A)       Rost, Inc. - incorporated in  Florida

B)       Medical Development, Inc. - incorporated in Delaware

C)       Marquit Manufacturing Specialties, Inc. - incorporated in Delaware

The above-named subsidiaries conduct business solely under the above-mentioned names.